FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into as of the 31st day of December 2006 by and between Standex International Corporation, a Delaware corporation with executive offices located at 6 Manor Parkway, Salem, New Hampshire 03079 (the “Employer”) and Duane Stockburger, an individual residing at 937 Debeau, Tupelo, Mississippi 38804 (the “Employee”).

WHEREAS, the parties entered into an Employment Agreement on or about August 29, 2005 which expires on December 31, 2006 (the “Agreement”); and

WHEREAS the parties desire by this Amendment to extend the term of the Agreement for a period of six months in order to assist in the transition of senior management for the Standex Food Service Group on substantially the same terms and conditions as the Agreement;

NOW THEREFORE, in consideration of the mutual covenants, conditions and agreements contained herein, the parties hereto intending to be legally bound, hereby agree as follows:

1.

Amendment.  Section 1 of the Agreement is deleted in its entirety and replaced with the following provision:

“Extension of Employment; Term.  Employer hereby agrees to memorialize the employment of the Employee, and Employee hereby agrees to continue to serve Employer on a full-time basis as President of the Master-Bilt Products division of the Standex Food Service Group, subject to the direction and control of the senior management of the Employer, for a contract term commencing as of January 1, 2007 and terminating as of the close of business on June 30, 2007 unless otherwise terminated pursuant to Section 5 of the Agreement.”

2.

Ratification of Agreement.  The parties hereby ratify the terms and provisions of the Agreement and agree that the terms and provisions of this First Amendment to Employment Agreement shall prevail over any contrary or conflicting terms or provisions of the Agreement.  Capitalized terms, unless otherwise defined in this First Amendment to Employment Agreement, shall have the same meanings ascribed to them in the Agreement.

3.

Binding Effect.  This First Amendment to Employment Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns.

4.

Counterparts.  This First Amendment to Employment Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together constitutes one and the same instrument.

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IN WITNESS WHEREOF, Employer has caused this Agreement to be executed on its behalf by its authorized officers and Employee has executed this Agreement as of the day and year first above written.

Standex International Corporation

/s/Roger L. Fix

/s/Duane Stockburger

By:

______________________________

________________________________

Roger L. Fix

Duane Stockburger

Its:

President/CEO